SUPPLIER AGREEMENT - CIGARS

         This Supplier Agreement ("Agreement") is entered into this 5th day of October, 1998 between Premium Cigars International, Ltd., an Arizona corporation ("PCI") and Single Cigars, Inc., an Arizona corporation ("Supplier"), which is a wholly owned subsidiary of Single Stick, Inc., an Arizona corporation.

                                    RECITALS
                                    --------

         WHEREAS, Supplier is engaged in the production of little cigars to be marketed under the trademark of "PrimeTime" (the "Cigar Products") and desires to sell the Cigar Products to PCI; and

         WHEREAS, PCI is engaged as a wholesale distributor of premium cigars, humidors and other products to retail accounts worldwide and desires to secure a quality supply of Cigar Products.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PCI and Supplier agree as follows:

         1. APPOINTMENT AND ACCEPTANCE OF EXCLUSIVITY. Subject to the terms herein, Supplier agrees to exclusively supply the Cigar Products to PCI for the term set forth in paragraph 2 herein, provided PCI satisfies the Purchase Requirements described in paragraph 3 herein and provided PCI is not in default under the terms of this Agreement. Unless PCI fails to satisfy the Purchase Requirements set forth in paragraph 3 herein or PCI is in default under the terms of this Agreement, Supplier acknowledges and agrees that, during the term of this Agreement, it shall not supply the Cigar Products or little cigars to any manufacturer, supplier, distributor, retailer or other person or entity, other than PCI, worldwide and shall not be a distributor of the Cigar Products or little cigars. During the term of this Agreement and provided Supplier is not in default under the terms of this Agreement, PCI shall not be a distributor of products in direct competition with the Cigar Products or little cigars manufactured by Supplier. Subject to the foregoing, PCI may sell and distribute cigars and related products (but not little cigars in single tubes) without violating the terms of this Agreement. Subject to the foregoing, PCI acknowledges that Supplier sells and distributes other tobacco products including cigarettes.

         2. TERM. Subject to the terms set forth in Sections 15 and 18 herein, the term of this Agreement shall be for five (5) years from the date hereof and shall automatically be renewed for an additional five (5) year period, subject to the conditions set forth below. No later than 45 days prior to the expiration of the initial five (5) year period, PCI and Supplier shall use their best efforts to mutually agree on Purchase Requirements, as defined below, for years 6 through and including 10 as evidenced by a written addendum to this Agreement. If the parties are unable to agree on such Purchase Requirements, the parties shall retain an independent third party with substantial experience in the cigar

*  Confidential portions omitted and filed
   separately with the Commission.

business ("Third Party") to establish the Purchase Requirements for years 6 through and including 10, taking into account the following: past per store sales, purchase history, regulatory climate, competitive products, market and industry factors and other relevant issues. The parties hereto agree that the Purchase Requirements as determined by such Third Party shall be binding on the parties hereto and PCI and Supplier agree to split 50/50 any fees and costs charged by such Third Party in connection with its evaluation and determination of the Purchase Requirements. If the parties hereto cannot agree on a Third
Party, PCI and Supplier shall each select a qualified party with substantial experience in the cigar business and such two qualified parties selected shall select another qualified party with experience in the cigar business and such party shall establish the Purchase Requirements for years 6 through and including 10, which shall be binding on the parties hereto.

         3. PURCHASE REQUIREMENTS. PCI shall order from Supplier minimum orders of Cigar Products as set forth on the attached Exhibit "A" (the "Purchase Requirements"). The Cigar Products must satisfy the specifications of PCI as to blend, color, flavor, tip, concentration, quality and packaging as more specifically set forth on Exhibit B attached hereto. The final specifications shall be deemed Confidential Information and evidenced by both parties signing Exhibit B. PCI must give Supplier at least three months prior notice of any proposed change in the specifications for the Cigar Products. The parties agree to work together to effectuate a smooth transition to Cigar Products with new specifications and to mitigate the costs to both parties. The Purchase Requirements shall be calculated on a cumulative basis. The parties agree that such purchases shall generally be made on a monthly basis taking into account the existing production capacity of Supplier and requirements of PCI. If in any given period, the purchase orders by PCI exceed the Purchase Requirements set forth on the attached Exhibit "A," such excess amount shall be applied to the Purchase Requirements for the next succeeding fiscal quarter. Within thirty (30) business days of PCI's receipt of any Cigar Products delivered by Supplier pursuant to a PCI purchase order, PCI may return any or all of such Cigar Products because of damage or quality problems. PCI must notify Supplier as to nature of defect. Pursuant to the written instruction of PCI, Supplier shall as soon as possible. replace such returned Cigar Products. If damaged Cigar Products are not replaced within 60 days, Supplier shall immediately refund all monies paid for said product. Notwithstanding anything mentioned herein to the contrary, in the event that the FDA or any federal or state, governmental agency or legislative body at any time enacts any legislation, rule, regulation, ordinance or law which would prevent PCI from selling the Cigar Products in the same manner as it is selling its cigars as of the date of this Agreement or have a material adverse impact on the sales of Cigar Products, the Purchase Requirements shall be adjusted based on the following formula: 10 Cigar Products per day x 90 days x number of stores affected. Such adjusted Purchase Requirements shall be applicable to the fiscal quarter as of the date of the foregoing event and all subsequent fiscal quarters thereafter unless otherwise modified as provided for herein. In the event PCI fails to meet the Purchase Requirements for any given fiscal quarter as set forth on Exhibit A, as modified and PCI fails to cure such default within 60 days of the end of such fiscal quarter, PCI shall be deemed to be in default under the terms of this Agreement. To the extent the Purchase Requirements are reduced below 60% of the then current or future Purchase Requirements as set forth on Exhibit A due to the events described above, either PCI or Supplier may give the other party 30 days prior written notice of its election to terminate this Agreement.

*  Confidential portions omitted and filed
   separately with the Commission.

         4. PURCHASE PRICE; Adjustment of Price. During the term of this Agreement, PCI shall pay Supplier the price ("Purchase Price") for the Cigar Products of no higher than * per unit including the federal tobacco tax paid by Supplier. Such prices are subject to factory increases or decreases, provided Supplier delivers to PCI invoices and other information in a form acceptable to PCI which verify such increases or decreases and provided such cost increases or decreases are greater than ten percent (10%) of the actual costs of plastic and tobacco paid by Supplier for the manufacture of Cigar Products as of the date of this Agreement or the date of the latest adjustment to the Purchase Price, whichever is later. If any increases or decreases for the actual costs of plastic and tobacco paid by Supplier for the Cigar Products is ten percent (10%) or less there shall be no adjustment to the Purchase Price. Increases or decreases are subject to verification by PCI. For example, if the actual cost of plastic and tobacco paid by Supplier for the manufacture of Cigar Products has increased by fifteen percent (15%) from the date of this Agreement and PCI is able to verify such cost increases the Purchase Price shall be increased by fifteen percent (15%) increasing the Purchase Price from * per unit to * per unit. The price of * per unit shall then be the benchmark Purchase Price and any further increases or decreases in the Purchase Price shall be based on an increase or decrease of greater than ten percent (10%) from the benchmark Purchase Price of * per unit. Any increase in the federal cigar tobacco tax, which is in effect as of the date of this Agreement, shall increase the Purchase Price by the amount of such increase. As set forth in Section 18 below, Supplier shall at all times use best efforts to maintain the confidentiality of the Purchase Price paid by PCI and shall not disclose such prices to PCI's distributors or other third parties with which PCI does business. Supplier will invoice PCI by components, separating the price of the tobacco products from the price of all other components, like packaging. The price that Supplier sells the Cigar Products to PCI is net of any state taxes, PCI is responsible to pay Arizona taxes on the price of the tobacco portion of the invoice.

         5. PAYMENT TERMS. All payments shall be made within fifteen (15) days of both delivery of the Cigar Products and receipt of the invoice. Failure by PCI to make timely payments shall allow Supplier to require PCI to pay on a COD basis for future deliveries. A late charge of five (5%) of the payment amount shall be added to all payments not made within fifteen (15) days of delivery and receipt of the invoice for the Cigar Products.

         6. PACKAGING. At PCI's request, Supplier shall provide appropriate retail packaging including the box in which the Cigar Products are shipped utilizing packaging materials provided by Supplier, at its sole cost, and mutually approved by PCI and Supplier and using logos and designs provided by PCI to Supplier. If prior to the production of the retail packaging, such packaging as set forth in Exhibit B does not reasonably satisfy PCI, Supplier shall provide the Cigar Products, at Supplier's sole expense, in packaging which does satisfy PCI, determined by mutual agreement, as signified by a signed memorandum by officers of each party. Any change to specifications set forth in Exhibit B for packaging must have three months lead-time from PCI to Supplier and the cost difference shall be paid by PCI provided the parties agree to work together to mitigate the costs of such transition. PCI has the right to produce, at its discretion and expense, any and all sales/marketing materials under the

*  Confidential portions omitted and filed
   separately with the Commission.

PrimeTime name. Supplier shall not produce any sales/marketing materials under the PrimeTime name without the express written approval of PCI. Subject to the provisions herein, PCI retains all ownership and other rights to the packaging materials and any designs, logos or other intellectual property contained in such materials, including without limitation, all trademark rights to the "PrimeTime" brand name. Supplier shall not, by utilizing such materials or intellectual property gain any ownership or other rights to such materials or intellectual property. PCI, at its expense, shall apply for trademark registration of the intellectual property rights described herein. During the term of the Agreement, Supplier will not assign distribution rights to the Cigar Products to anyone except PCI, and the Supplier will not distribute the Cigar Products under the PrimeTime name. In the event that PCI elects to terminate this Agreement because it no longer desires to distribute the Cigar Products, or PCI is in default under the terms of this Agreement, PCI agrees to transfer to Supplier all of its rights, title, and interest in the trademarks associated with the brand name "PrimeTime" and all other intellectual property rights (including related marketing materials) relating to the Cigar Products and to sign all documents requested by Supplier to accomplish such transfer. Except as expressly set forth in the immediate preceding sentence, Supplier shall have no right, title or interest to any intellectual property rights associated with the Cigar Products or Prime Time, which shall remain owned by PCI. To the extent PCI sends written notice to Supplier that it elects to terminate this Agreement due to PCI's desire to no longer distribute the Cigar Products, Supplier may distribute the Cigar Products to the PCI accounts upon sixty (60) days notice to PCI or such earlier date as agreed to by the parties provided Supplier pays PCI for the existing inventory at PCI's cost.

         7. DELIVERY. Delivery will be made to PCI FOB Premium Cigars International, Ltd. Warehouse, Scottsdale, Arizona. Supplier shall fill all orders and deliver the Cigar Products by a reliable common carrier, at Supplier's sole expense, within twenty (20) calendar days from the receipt of PCI's orders as long as purchase orders are not in excess of ten percent (10%) of the Purchase Requirements as outlined in Section 3. Any purchase order in excess of ten percent (10%) of the quantities outlined in Exhibit A shall be delivered within 28 days of the date of the purchase order on a best efforts basis subject to the existing production capacity of Supplier.

         8. CONFIRMATION OF PURCHASE ORDERS WITH MANUFACTURER(S); VERIFICATION OF PAYMENT. Supplier shall provide to PCI, within three (3) business days of Supplier's receipt of a purchase order from PCI, confirmation of the receipt by Supplier of such purchase order.

         9. INDEPENDENT CONTRACTOR. This Agreement shall in no way be construed to constitute Supplier as an employee, agent, partner or joint venturer of PCI for any purpose whatsoever, Supplier being an independent contractor engaged by PCI to perform the services set forth herein. Except as specifically provided herein or in a power of attorney or similar written instrument specifically authorizing Supplier to act for or on behalf of PCI, Supplier shall have no authority to so act. Supplier shall take no action on behalf of PCI beyond the scope of the authority specifically conferred upon it by this Agreement.

         10. RISK OF LOSS; INSURANCE. The risk of loss during transit, and up to the time that PCI accepts delivery of the Cigar Products shall be borne by Supplier. Supplier, at its expense, shall secure and maintain comprehensive

*  Confidential portions omitted and filed
   separately with the Commission.

general liability insurance equal to or in excess of PCI's Purchase Price for the Cigar Products shipped to PCI by Supplier during the period of shipment. Each party shall be named as an additional insured on all policies of insurance purchased by either party which applies to the Cigar Products and shall provide copies of such policies to each other. The parties agree to maintain product liability coverage in amounts mutually acceptable to the parties during the term of this Agreement.

         11. DEFAULT. Subject to the applicable cure period set forth in paragraph 12 herein, each party shall have the right to terminate this Agreement, effective immediately thereafter upon delivery to the other of written notice of termination, in the event that one or more of the following events shall occur:

                  a. Either party makes an assignment for the benefit of creditors, or a receiver, trustee in bankruptcy, or similar officer is appointed to take charge of all or any part of its property or business;

                  b. Either party is adjudicated bankrupt; or

                  c. Supplier or PCI neglects or fails to perform any of their respective material covenants or obligations hereunder.

         12. OPPORTUNITY TO CURE DEFAULT. Each party shall have sixty (60) days from the date of receipt of notice of default to cure any condition creating a non-monetary default. If the default pursuant to this section shall be a monetary default, then the defaulting party shall have 10 days from the date of receipt of such notice of default to cure the default and thereafter all sums due and payable as of the expiration of the cure period shall bear interest at the rate of twelve percent (12%) per annum until paid.

         13. REMEDIES. Upon an Event of Default as defined in paragraph 11 herein, the non-defaulting party can pursue all of its legal and equitable remedies.

         14. DISPENSERS. Supplier hereby grants to PCI the right to use dispensing units to sell Cigar Products supplied by Supplier, at no cost to PCI, during the term of this Agreement. Such dispenser units may not be used by PCI for the sale of any other products except Cigar Products manufactured by Supplier. If this Agreement is terminated due to a default by Supplier, Supplier hereby transfers to PCI all of its right, title and interest in the dispensers located at all retail locations and PCI would have the right to contract for a similar dispenser from another party. If PCI is in default under the terms of this Agreement, PCI shall deliver to Supplier a list of locations where such dispensers are located and Supplier may, at its own cost, collect the dispensers from such locations and PCI shall return to Supplier all other dispensers in its inventory.

         15. INDEMNIFICATION. PCI shall not be liable for, and Supplier shall indemnify and hold PCI and its officers, directors, shareholders, employees, agents harmless from, any loss, damage, expense (including without limitation attorney fees and expenses) claimed to have resulted from the use, operation or

*  Confidential portions omitted and filed
   separately with the Commission.

performance of the Cigar Products or related in any way to its manufacturing, shipment, transport or delivery, including, but not limited to, any violation of
Section 16, regardless of the form of action. If any action is brought against PCI or its affiliates, subsidiaries, officers, directors or agents, as a result of the actions of Supplier or its affiliates, subsidiaries, officers, directors, or agents, including without limitation, claims for product liability or for any claim related to illness to any person, in connection with the Cigar Products created or prepared by Supplier or its affiliates or agents, PCI shall be entitled to select and retain its own counsel and defend against such claims or settle such claims as it shall, in its sole discretion determine, and if PCI is required to incur costs for legal fees or court costs or settlement as a result thereof, Supplier shall reimburse and indemnify PCI for all damages suffered or settlement paid by PCI, including the amount of any judgment, reasonable attorney fees and court costs. PCI shall indemnify and hold Supplier and its officers, directors, shareholders, employees agents harmless from and against all claims, cost or expense including attorneys fees incurred by Supplier as a result of PCI's breach of this Agreement or arising from PCI's distribution of the Cigar Products.

         16. NO CUBAN TOBACCO OR ILLEGAL SUBSTANCES; COMPLIANCE WITH LAWS. Supplier specifically represents and warrants to PCI that no Cuban tobacco has been included in the Cigar Products. Supplier also represents and warrants that all U.S. customs and other laws have been complied with and that no illegal substances are present in, transported or delivered with the Cigar Products. Supplier certifies that the Cigar Product satisfies the criteria for a "cigar" with respect to all applicable regulations, guidelines and statutes, including without limitation, any regulations or guidelines promulgated by the Bureau of Alcohol, Tobacco and Firearms or the FDA.

         17. EFFECT OF TERMINATION. Upon termination of this Agreement, the parties agree as follows:

                  a. Supplier shall immediately cancel all purchase orders that PCI has placed with Supplier relating to the Cigar Products.

                  b. Notwithstanding anything contained herein to the contrary, PCI shall be allowed to maintain and/or order a reasonable quantity of the Cigar Products necessary to fulfill any outstanding orders it may have to its distributors, retailers or other third parties for the Cigar Products at the time of termination.

                  c. Each party shall continue to be bound by Section 18 herein regarding Confidential Information.

                  d. Supplier and PCI agree to promptly return to the other party all Confidential Information, as that term is defined in Section 18 herein, and all other documents and equipment pertaining to this Agreement.

                  e. Each party shall take such actions as required by this Agreement including the transfer of any rights from PCI to Supplier as contemplated herein.

*  Confidential portions omitted and filed
   separately with the Commission.

         18. CONFIDENTIAL INFORMATION. Supplier and PCI recognize that as a result of their relationship, Supplier and/or PCI may in the future develop, obtain or learn about Confidential Information which is the property of the other party or which is deemed as confidential.

                  a. AGREEMENT TO PROTECT CONFIDENTIAL INFORMATION. The parties agree to use their best efforts and the utmost diligence to guard, protect and keep confidential said Confidential Information, and agree that they will not, during or after the period of this Agreement, use for themselves or others, or divulge to others any of said Confidential Information which either party may develop, obtain or learn about during or as a result of their relationship with the other party, unless authorized to do so by the other party in writing.

                  b. DEFINITION OF CONFIDENTIAL INFORMATION. For the purposes of this Agreement, the term "Confidential Information" shall include but not be limited to the following: customer lists; financial statements or information in any form; marketing strategies; business contacts; business plans; computer software, including all rights under licenses and other contracts relating thereto; all intellectual property including all patents, trademarks, trademark registration and applications, service marks, copyrights, trade secrets, proprietary marketing information and know-how; books and records including lists of customers; credit reports; sales records; price lists; sales literature; advertising material; manuals; processes; technology; or any information of whatever nature which gives to a party an opportunity to obtain an advantage over their competitors who do not know or use it. Confidential Information shall not include information which is required to be disclosed by either party by law or court order, or as a public reporting company under the applicable securities laws or which is or becomes generally known or available by publication or otherwise, or is developed independently by the receiving party without reference to the disclosing party's materials or information.

                  c. NONDISCLOSURE. Each party agrees that they shall not contact directly any customers or companies with which the other party does business as it relates to the Cigar Products, without the prior consent of the other party. Each party agrees that the Purchase Price constitutes "Confidential Information" as defined herein. PCI is solely responsible for any retailer counter fees or slotting allowances paid on behalf of the Cigar Products.

                  d. INJUNCTIVE RELIEF FOR BREACH. In the event of a breach or threatened breach by either party of the provisions of this section, the non-defaulting party shall be entitled to an injunction restraining the defaulting party from disclosing, in whole or in part, any Confidential Information, or from rendering any services to any person, firm, partnership, joint venture, association, or other entity to whom such Confidential Information, in whole or in part, has been disclosed. Nothing herein shall be construed as prohibiting either party from pursuing any other remedies available either party for such breach or threatened breach, including the recovery of damages from the Supplier.

*  Confidential portions omitted and filed
   separately with the Commission.

         19. NOTICES. All notices provided for by this Agreement shall be made in writing either (i) by actual delivery of the notice into the hands of the parties thereunto entitled or (ii) the mailing of the notice in the United
States mail to the address, as stated below (or at such other address as may have been designated by written notice) of the party entitled thereto, by certified mail, return receipt requested. The notice shall be deemed to be received on the date of its actual receipt of the party entitled thereto. All communications hereunder shall be in writing and, if sent to PCI, shall be delivered to:

                           Premium Cigars International, Ltd.
                           15849 North 77th Street
                           Scottsdale, Arizona 85260
                           Facsimile: (602) 992-6026
                           Attention:   Brendan McGuinness

with a copy to:            Kurt M. Brueckner
                           Titus, Brueckner & Berry, P.C.
                           7373 North Scottsdale Road
                           Scottsdale Centre, Suite B-252
                           Scottsdale, Arizona  85253
                           Facsimile: (602) 483-3215

and if to Supplier, to:    Single Cigars, Inc.
                           2432 W. Peoria Avenue
                           Suite 1206
                           Phoenix, Arizona 85029
                           Attention:  Charles R. Emery

with a copy to:            Quinn Williams
                           Snell & Wilmer
                           One Arizona Center
                           400 E. Van Buren
                           Phoenix, Arizona 85004
                           Facsimile: (602) 382-6070

       20. APPLICABLE LAW. This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the State of Arizona, and each party irrevocably and unconditionally submits to the exclusive jurisdiction and venue of the courts of Maricopa County, State of Arizona and all courts competent to hear appeals therefrom.

*  Confidential portions omitted and filed
   separately with the Commission.

         21. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding on and enforceable by the parties and their respective successors and permitted assigns, as the case may be. Except as provided for herein, neither party shall have the right to assign its rights hereunder, without the prior written consent of the other party.

         22. AMENDMENT AND WAIVERS. No amendment or waiver of any provision of this Agreement shall be binding on either party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise provided.

         23. SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not affect or impair the validity, legality or enforceability of the remaining provisions hereof and each provision is hereby declared to be separate, severable and distinct.

         24. ATTORNEYS' FEES. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover from the other party all costs and expenses of the action or suit, including attorneys' fees and costs.

         25. EXECUTION AND COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

         26. ARBITRATION. Disputes arising out of this Agreement shall be settled by binding arbitration to be held in Phoenix, Arizona in accordance with the Commercial Rules of American Arbitration Association. The Arbitrator shall have the right to award the prevailing parties reasonable attorney fees and costs.

         27. FORCE MAJUERE. The time limitations set forth in this Agreement, excluding any monetary obligations, shall be extended for a period of any delay due to causes beyond the delayed party's control or which cannot be reasonably foreseen or provided against, including, without limitation, strikes, governmental regulations or orders or events of force majeure.

         28. NEW BUSINESS OPPORTUNITIES. PCI will pay for all advertising and sale material relating to the merchandising of the Cigar Products. To the extent Supplier is contacted by a potential customer wishing to carry the Cigar
Products in their store, Supplier will notify PCI and PCI will have the exclusive right, at its discretion, to sell the Cigar Products to such potential customer.

*  Confidential portions omitted and filed
   separately with the Commission.

         IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first written above.

                                        "PCI"
                                        PREMIUM CIGARS INTERNATIONAL, LTD.


                                        By:
                                           -------------------------------------
                                        Its:
                                            ------------------------------------

                                        "Supplier"
                                        SINGLE CIGARS, INC.


                                        By:
                                           -------------------------------------
                                        Its:
                                            ------------------------------------

*  Confidential portions omitted and filed
   separately with the Commission.

                                   EXHIBIT "A"

                              PURCHASE REQUIREMENTS

      QUARTERLY TIME PERIODS                           # OF CIGAR PRODUCTS
      ----------------------                           -------------------

November 1, 1998 through  January 31, 1999                       *
February 1, 1999 through  April 30, 1999                         *
May 1, 1999 through June 30, 1999                                *
July 1, 1999  through  September  30, 1999                       *
October 1, 1999 through December 31, 1999                        *

               YEAR 2000
               ---------

               1st Quarter                                       *
               2nd Quarter                                       *
               3rd Quarter                                       *
               4th Quarter                                       *

               YEAR 2001
               ---------

               1st Quarter                                       *
               2nd Quarter                                       *
               3rd Quarter                                       *
               4th Quarter                                       *

               YEAR 2002
               ---------

               1st Quarter                                       *
               2nd Quarter                                       *
               3rd Quarter                                       *
               4th Quarter                                       *

               YEAR 2003
               ---------

               1st Quarter                                       *
               2nd Quarter                                       *
               3rd Quarter                                       *
               4th Quarter                                       *

*  Confidential portions omitted and filed
   separately with the Commission.

                                   EXHIBIT "B"

                 SPECIFICATIONS OF CIGAR PRODUCTS AND PACKAGING

*

*  Confidential portions omitted and filed
   separately with the Commission.